Exhibit 10.6

Consulting Agreement

This Agreement is entered into this 1st day of September, 2011 between NORMAN CAY DEVELOPMENT, INC. (the “Corporation”), a Nevada corporation having a corporate office at 4472 Winding Lane, Stevensville, MI, 49127, United States, and KEVIN COOMBES (the “Consultant”), a resident of Bahamas having a residential address at Suite #824, P.O Box CR-56766, Nassau, Bahamas

Whereas the Corporation is a Nevada corporation engaged in the exploration of gold properties in Ghana (the “Business”) and is desirous of obtaining from the Consultant managerial and other services in his capacity as a consultant, on the basis hereinafter provided;

And Whereas the Consultant is experienced with respect to accounting, bookkeeping and/or financial consulting matters and will help to evaluate their projects, introduce representatives of other Ghanaian Companies, and introduce officials of the Ministry of Mines and the Minerals Commission, if required.

Now Therefore This Agreement Witnesses that in consideration of the covenants, agreements, warranties herein set forth and for other good and valuable consideration, the parties hereto respectively covenant and agree as follows:

1.

Services.  The Corporation hereby engages the Consultant to provide services to the Ghana Operations and the Consultant hereby agrees to provide accounting and administrative services (the “Services”) to the Corporation.

2.

Consulting Fee. COOMBES shall receive 1,000,000 shares of the Corporation’s restricted common stock.  If and when the Corporation is eligible to file a Form S-8 Registration Statement, 500,000 of these shares shall be registered thereunder provided that the Services being rendered qualify under the rules applicable to Form S-8.

3.

Term.  The term of this Agreement shall commence on September 1, 2011 or as set forth in the below, whichever is later, and shall expire on September 1, 2013 (the “Expiration Date”) and may only be renewed on such terms and conditions as the Parties hereto may agree to in writing within 30 days prior to the Expiration Date, failing which this Agreement will immediately terminate and be of no further force and effect upon the Expiration Date. Notwithstanding the foregoing, this Agreement shall become effective and binding on both parties only upon the consummation of the pending transaction involving Discovery Gold Ghana Limited and the Corporation (the "Transaction").  Until such time as the Transaction closes, there Agreement shall have no binding effect on either party.

4.

Expenses.  The Consultant shall be reimbursed for all reasonable expenses that may be incurred in performing the Services; such expenses to be supported by written invoices, vouchers or other evidences of payment. All expenses over $100 require prior approval from the Corporation.

5.

Termination.  Either Party may terminate this Agreement at any time during the Term without reason or cause by providing the other party with one (1) month’s written notice of termination, which notice may be waived in whole or part by the Party being so notified.  The Consultant shall return all property belonging to the Corporation within 15 days of termination.

6.

Confidential Information.  The Consultant shall not at any time during the term of this Agreement, or at any time thereafter, use or disclose proprietary information of the Corporation without the written authorization of the Corporation.

7.

Assignability.  The rights of the Consultant hereunder are not assignable or otherwise transferable by the Consultant.

8.

Address for Delivery or Notice.  Each notice, demand or other communication under this Agreement shall be in writing and shall be delivered to the addresses of the Parties set out in the first page of this Agreement or may be delivered via facsimile or e-mail transmission to the number or e-mail provided at the relevant time.

9

Enurement.  This Agreement shall enure to the benefit of and be binding upon the Corporation and its successors and assigns and on the Consultant, his heirs, executors, administrators, successors and permitted assigns.

10.

Applicable Law.  For all purposes, this Agreement shall be governed exclusively by and construed and enforced in accordance with the prevailing laws of the United States, state of Nevada.

11.

Counterparts.

This Agreement may be signed by the Parties hereto in as many counterparts as may be necessary, each of which so signed counterpart shall be deemed to be an original, and such counterparts together shall constitute one and the same instrument and notwithstanding the date of execution shall be deemed to bear the execution date as set forth on the front page of this Agreement.  This Agreement may be executed by facsimile and such facsimiles shall be deemed original documents.

In Witness Whereof the Parties hereto have executed this Agreement as of the day and year first above written.

SIGNED, SEALED AND DELIVERED

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in the presence of

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____________________________________________

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/s/ Kevin Coombes

Signature of Witness

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Kevin Coombes

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____________________________________________

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Norman Cay Development, Inc.

Print Name of Witness

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Per:

/s/ Shelley Guidarelli

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Shelley Guidarelli

CEO & President